SUB-ITEM 77Q(1)a




Amendment to the Declaration of Trust

Three  Amendments,  each dated July 31, 2009, to the Amended and Restated
 Declaration of Trust of MFS Series Trust
X, dated December 16, 2004, are contained in Post-Effective Amendment No. 70 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via
EDGAR on September 28, 2009, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.


Revised Appendix A to the By-Laws

Appendix A, dated July 31, 2009, to the Master Amended and Restated By-Laws for MFS Series Trust X, dated January

1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 39 to the Registration
Statement of MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange
Commission via EDGAR on December 21, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.